                                                                    EXHIBIT 4.11

                         WESTERN GAS RESOURCES, INC.,
                                  As Issuer,

                           THE SUBSIDIARY GUARANTORS
                          Named on Schedule I hereto

                                      AND

                  CHASE BANK OF TEXAS, NATIONAL ASSOCIATION,
                                  As Trustee



                         SECOND SUPPLEMENTAL INDENTURE


                        Dated as of September 29, 2000



                         Supplementing the Indenture,
                       Dated as of June 15, 1999, among
                       Western Gas Resources, Inc., the
                         Guarantors named therein and
                  Chase Bank of Texas, National Association,
                        as Trustee, as supplemented by
                       the First Supplemental Indenture,
                      Dated as of October 19, 1999, among
                       Western Gas Resources, Inc., the
                         Guarantors named therein and
                  Chase Bank of Texas, National Association,
                                  as Trustee

                                 $155,000,000

                    10% SENIOR SUBORDINATED NOTES DUE 2009

     THIS SECOND SUPPLEMENTAL INDENTURE, dated as of September 29, 2000 (the "Second Supplemental Indenture"), is by and among (i) Western Gas Resources, Inc., a Delaware corporation (the "Company"), as issuer of the 10% Senior Subordinated Notes due 2009 (the "Notes"), which were exchanged by the Company for 10% Senior Subordinated Notes due 2009 registered under the Securities Act of 1933 (the "Exchange Notes"), (ii) each of the Subsidiaries of the Company set forth on Schedule I hereto and each of the Company's Subsidiaries which becomes a guarantor of the Exchange Notes in compliance with Section 9.16 of the Original Indenture referred to herein in which such Subsidiary agrees to be bound by the terms of the Original Indenture, as guarantors of the Company's obligations under the Original Indenture and the Exchange Notes (each, a "Guarantor"), and (iii) The Chase Manhattan Bank, as successor to the Chase Bank of Texas, National Association, as trustee (the "Trustee").

     WHEREAS, the Company, the Guarantors as of June 15, 1999 and the Trustee heretofore executed and delivered an Indenture, dated as of June 15, 1999 (the "Original Indenture"); and

     WHEREAS, pursuant to the Original Indenture the Company issued and the Trustee authenticated and delivered $155 million aggregate principal amount of the Notes, which Notes were guaranteed by each of the Company's Subsidiaries set forth in clause (1) of the definition of "Guarantors" in the Original Indenture; and

     WHEREAS, the Company, the Guarantors as of October 19, 1999 and the Trustee heretofore executed and delivered the First Supplemental Indenture, dated as of October 19, 1999 (the "First Supplemental Indenture"), pursuant to which the Company's subsidiary, MGTC, Inc. {"MGTC"], a Wyoming corporation, expressly agreed to issue a Subsidiary Guarantee (as defined in the Original Indenture) and to be bound as, and assume the obligations of, a Guarantor under the Original Indenture; and

     WHEREAS, on November 23, 1999, the Company consummated an exchange offer through which the Notes were exchanged for the Exchange Notes, which Exchange Notes were guaranteed by each of the Company's Subsidiaries set forth in clause
(1) of the definition of "Guarantors'' in the Original Indenture and by MGTC;
and

     WHEREAS, the Company and The Prudential Insurance Company of America and Pruco Life Insurance Company (together, "Prudential") entered into, as of Augusta25, 2000, a Limited Waiver, Consent, Release and Amendment No. 4 (the "Limited Waiver") to the Second Amended and Restated Master Shelf Agreement, dated as of December 19, 1991 (effective January 31, 1996), as amended and restated from time to time (the "Master Shelf Agreement"), pursuant to which Prudential agreed to, subject to certain conditions that were satisfied as of September 29, 2000, terminate the guaranty by the Company's subsidiary, Western Gas Resources - Oklahoma, Inc. ("WGRO"), a Delaware corporation, of the Company's obligations arising under the Master Shelf Agreement, to otherwise grant a general release of WGRO under the WGRO Guaranty (as defined in the Limited Waiver) and to release Prudential's lien and security interest in the shares of capital stock of WGRO; and

     WHEREAS, the Company, Bank of America, N.A., as agent (the "Agent"), and the lenders party thereto (collectively, the "Lenders") entered into, as of August 25, 2000, a Fourth Amendment (the "Amendment") to the Loan Agreement among the Company, the Agent and the Lenders, dated as of April 29, 1999, as amended and restated from time to time (the "Loan Agreement"), pursuant to which the Lenders consented to the termination of the Guaranty, dated as of April 29, 1999, executed by WGRO in favor of the Agent and to the release of the Agent's lien and security interest in the Company's common stock of WGRO, subject to certain conditions that were satisfied as of September 29, 2000; and

     WHEREAS, pursuant to the Limited Waiver and the Amendment, Prudential and the Agent and Lenders, respectively, have consented to the following transactions with respect to WGRO and the Westana

Gathering Company ("Westana"), a general partnership, all of the partnership interests of which WGRO recently acquired (the "Westana Transactions"):

     (a) the liquidation of all of Westana's assets into WGRO;

     (b) the creation, concurrent with the transaction described in (a) above, of a new subsidiary
          ("Newco") to hold certain assets of Westana; and

     (c)  the merger of WGRO with and into Newco,
          with Newco being the surviving entity
          (the "Merger"); and

     WHEREAS, as of September 29, 2000, the Merger had not yet taken place; and

     WHEREAS, on September 28, 2000, the Company repaid in full all amounts due in respect of the notes (the "American General Notes") issued under the Amended and Restated Note Purchase Agreement, dated as of April 28, 1999, by and among the Company, American General Life Insurance Company and the other note purchasers party thereto, as amended and restated from time to time; and

     WHEREAS, Section 9.16 of the Original Indenture provides that each Restricted Subsidiary (as defined in the Original Indenture) of the Company be a Guarantor for so long as such Restricted Subsidiary has outstanding any Guarantees (as defined in the Original Indenture) with respect to the Senior Debt (as defined in the Original Indenture); and

     WHEREAS, as a result of the Limited Waiver, the Amendment and the repayment in full of all amounts due in respect of the American General Notes, neither WGR0, which is a Restricted Subsidiary, nor Newco, which became a Restricted Subsidiary upon its creation, have outstanding any Guarantees with respect to any Senior Debt; and

     WHEREAS, Section 12.07 of the Original Indenture provides that (a) any Subsidiary Guarantee of a Guarantor will be released and discharged upon the release or discharge of all Guarantees by such Guarantor of all Senior Debt of the Company and (b) that a Guarantor released upon such occurrence shall be released from and relieved of its obligations under its Subsidiary Guarantee upon execution and delivery of a supplemental indenture satisfactory to the Trustee; and

     WHEREAS, this Second Supplemental Indenture has been duly authorized by all necessary corporate action on the part of the Company and the Guarantors.

     NOW, THEREFORE, the Company, the Guarantors listed on Schedule I hereto and the Trustee agree as follows for the equal and ratable benefit of each other and the Holders of the Exchange Notes:

                                   ARTICLE I
                             RELEASE OF GUARANTORS
                             ---------------------

     SECTION 1.1. Release of Guarantor.  In accordance with Section 12.07 of the
                  ---------------------
Original Indenture, the Subsidiary Guarantee issued by WGRO under the Original Indenture is hereby discharged and released.

     SECTION 1.2. Trustee's Acceptance.  The Trustee hereby accepts this Second
                  ---------------------
Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Original Indenture.

                                  ARTICLE II
                                 MISCELLANEOUS
                                 -------------

     SECTION 2.1. Effect of Supplemental Indenture.  Upon the execution and
                  ---------------------------------
delivery of this Second Supplemental Indenture by the Company, the Guarantors listed in Schedule I hereto and the Trustee, the

Original Indenture, as supplemented by the First Supplemental Indenture, shall be supplemented in accordance herewith, and this Second Supplemental Indenture shall form a part of the Original Indenture, as supplemented by the First Supplemental Indenture, for all purposes, and every Holder of Exchange Notes heretofore or hereafter authenticated and delivered under the Original Indenture, as supplemented by the First Supplemental Indenture, shall be bound thereby.

     SECTION 2.2. Original Indenture Remains in Full Force and Effect.  Except
                  ----------------------------------------------------
as supplemented hereby and by the First Supplemental Indenture, all provisions in the Original Indenture shall remain in full force and effect.

     SECTION 2.3. Original Indenture and Supplemental Indenture Construed
                  -------------------------------------------------------
Together.  This Second Supplemental Indenture is an indenture supplemental to
---------
and in implementation of the Original Indenture, and the Original Indenture, this Second Supplemental Indenture and the First Supplemental Indenture shall henceforth be read and construed together.

     SECTION 2.4. Confirmation and Preservation of Oriainal Indenture. The
                  ----------------------------------------------------
Original Indenture as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture is in all respects confirmed and preserved.

     SECTION 2.5. Conflict with Trust Indenture Act.  If any provision of this
                  ----------------------------------
Second Supplemental Indenture limits, qualifies or conflicts with a provision which is required to be included in this Second Supplemental Indenture by the Trust Indenture Act of 1939 (the "TIA"), the latter provision shall control. If any provision of this Second Supplemental Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to the Original Indenture as so modified or to be excluded by this Second Supplemental Indenture, as the case may be.

     SECTION 2.6. Severability.  In case any provision in this Second
                  -------------
Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 2.7. Terms Defined in the Oriainal Indenture.  All capitalized
                  ----------------------------------------
terms not otherwise defined herein shall have the meanings ascribed to them in the Original Indenture.

     SECTION 2.8. Headings.  The Article and Section headings of this Second
                  ---------
Supplemental Indenture are for convenience only and shall not affect the construction hereof.

     SECTION 2.9. Benefits of Second Supplemental Indenture.  Nothing in this
                  ------------------------------------------
Second Supplemental Indenture or the Exchange Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under the Original Indenture, the First Supplemental Indenture or this Second Supplemental Indenture.

     SECTION 2.10. Successors and Assiqns.  All covenants and agreements in this
                   -----------------------
Second Supplemental Indenture by the Company and the Guarantors in this Second Supplemental Indenture and the Exchange Notes, as applicable, shall bind their successors and assigns, whether so expressed or not. All agreements of the Trustee in this Second Supplemental Indenture shall bind its successors.

     SECTION 2.11. Trustee Not Responsible for Recitals.  The recitals contained
                   -------------------------------------
herein shall be taken as the statements of the Company and the Guarantors, and the Trustee assumes no responsibility for their correctness. The Trustee shall have no liability for the validity or sufficiency of this Second Supplemental Indenture.

     SECTION 2.12. Certain Duties and Responsibilities of the Trustee.  In
                   ---------------------------------------------------
entering into this Second Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Original Indenture and the First Supplemental Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.

     SECTION 2.13. Governing Law.  THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE
                   --------------
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF).

     SECTION 2.14. No Recourse Against Others.  No director, officer, employee,
                   ---------------------------
incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Exchange Notes, the Original Indenture, the First Supplemental Indenture, this Second Supplemental Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Exchange Notes by accepting an Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.

     SECTION 2.15. Multiple Oriqinals.  The parties may sign any number of
                   -------------------
copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Second Supplemental Indenture. The Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.


       IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

                               WESTERN GAS RESOURCES, INC.

                               By: ____________________________
                               Name:  William J. Krysiak
                               Title: Vice President-Finance

                                    CHASE  BANK OF TEXAS, NATIONAL
                               ASSOCIATION, as Trustee

                               By: ____________________________
                               Name:  Mauri J. Cowen
                               Title: Vice President & Trust Officer

                               GUARANTORS:
                               -----------

                         LANCE OIL & GAS COMPANY,INC.
                         MGTC, INC.
                         MIGC, INC.
                         MOUNTAIN GAS RESOURCES, INC.
                         PINNACLE GAS TREATING, INC.
                         WESTERN GAS RESOURCES-TEXAS, INC.
                         WESTERN GAS RESOURCES-OKLAHOMA, INC.
                         WESTERN GAS WYOMING, L.L.C.


                         By: ______________________________
                         Name:  John C. Walter
                         Title: Executive Vice President



                                  Schedule I
                                  Guarantors
                                  ----------


                         Name of Subsidiary
-------------------------------------------

                         LANCE OIL & GAS COMPANY, INC.
                         MGTC, INC.
                         MIGC, INC.
                         MOUNTAIN GAS RESOURCES, INC.
                         PINNACLE GAS TREATING, INC.
                         WESTERN GAS RESOURCES - TEXAS, INC.
                         WESTERN GAS RESOURCES - OKLAHOMA, INC.
                         WESTERN GAS WYOMING, L.L.C.